Exhibit 99

            GREAT WESTERN LAND AND RECREATION NAMES JEROME JOSEPH CFO

    SCOTTSDALE, Ariz., Dec. 20 /PRNewswire-FirstCall/ -- Great Western Land and Recreation Inc. (OTC Bulletin Board: GWES), a real estate development company with urban and ranch land in various stages of development in the Southwest, today announced that Jerome L. Joseph, 46, has been appointed senior vice president and chief financial officer.

    Joseph had been chief financial officer for seven years at NZ Corporation, a former American Stock Exchange company active in real estate development and management, including single-family lots, recreational ranch properties, minerals, and industrial buildings. Through its subsidiary, Bridge Financial Corporation, NZ also was a commercial real estate lender specializing in short-term bridge loans in most sectors of the real estate market. Joseph helped guide NZ through a reverse merger with Lipid Sciences, Inc., which is traded on Nasdaq. He also has several years experience as a senior financial executive with local and national homebuilders.

    "We expect Joe's extensive background as a financial executive in the real estate industry to immediately begin benefiting Great Western Land and Recreation as we move forward with our growth initiatives," said Jay N. Torok, chairman and chief executive officer. "Of particular interest was his experience in single-family homebuilding, an area to which we plan to expand in addition to our core businesses of developing land for sale to homebuilders and recreational users and building condominium projects."

    Great Western Land and Recreation Inc. is the product of a merger in February 2003 between 1st Realty Investments Inc., a public company, and Great Western, a real estate development company that was wholly owned by Amortibanc Investments LC, one of Kansas' oldest mortgage and investment banking firms. Great Western's activity is focused in two of the nation's fastest-growing major metropolitan areas, Houston and Phoenix. It is also developing a major ranch property in rural Arizona. Great Western's common stock is quoted on the Over-The-Counter Bulletin Board under ticker symbol GWES. Additional information is available at http://www.gwland.com or http://www.tirc.com/invest/Great_Western .

    This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "may," "believes," "plans," "will," "anticipates," "estimates," "expects," or "intends" or by discussions of strategy, plans or intentions. All forward-looking statements in this news release, including statements regarding sales, new projects and financing of capital expenditures, are made based on the company's current expectations and estimates, which involve risks, uncertainties and other factors that could

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cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions, competitive factors, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, the availability of qualified third-party contractors, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, the company's ability to locate new projects and to finance the acquisition and development of these projects on acceptable terms, changes in interest rates, the unpredictability of the timing of real estate sales and the cost of land, materials and labor. Additional information is included in the company's filings with the Securities and Exchange Commission, and can be found at http://www.sec.gov/edgar . Great Western Land and Recreation assumes no obligation to update any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of this news release.

SOURCE  Great Western Land and Recreation Inc.
    -0-                             12/20/2004
    /CONTACT: Jerome L. Joseph, Sr. V. P. and CFO of Great Western Land and Recreation, +1-480-949-6007; or Karl Plath or Brien Gately, both of The Investor Relations Co., +1-847-296-4200/
    /Web site:  http://www.gwland.com
                http://www.tirc.com/invest/Great_Western /